Exhibit 99.3

SCHEDULE A

Funds

Date	Number of Shares Bought	Price Per Share($) (1)(2)
05/27/2025	8,070,807	3.20498	(3)
05/28/2025	2,244,524	3.20828	(4)
05/29/2025	1,204,373	3.20693	(5)
05/30/2025	1,770,489	3.20545	(6)
06/02/2025	479,051	3.20841	(7)
06/03/2025	420,677	3.22944	(8)
06/04/2025	434,326	3.22693	(9)
06/05/2025	583,994	3.22507	(10)
06/06/2025	297,692	3.22778	(11)
06/09/2025	391,741	3.22290	(12)
06/10/2025	393,713	3.21916	(13)
06/11/2025	236,168	3.22729	(14)
06/12/2025	125,484	3.22317	(15)

(1) Excludes commissions and other execution-related costs.

(2) Upon request by the staff of the Securities and Exchange Commission, full information regarding the number of shares bought or sold (as the case may be) at each separate price will be provided.

(3) Reflects a weighted average purchase price of $3.20498 per share, at prices ranging from $3.19 to $3.21 per share.

(4) Reflects a weighted average purchase price of $3.20828 per share, at prices ranging from $3.20 to $3.21 per share.

(5) Reflects a weighted average purchase price of $3.20693 per share, at prices ranging from $3.20 to $3.21 per share.

(6) Reflects a weighted average purchase price of $3.20545 per share, at prices ranging from $3.19 to $3.21 per share.

(7) Reflects a weighted average purchase price of $3.20841 per share, at prices ranging from $3.20 to $3.21 per share.

(8) Reflects a weighted average purchase price of $3.22944 per share, at prices ranging from $3.22 to $3.23 per share.

(9) Reflects a weighted average purchase price of $3.22693 per share, at prices ranging from $3.22 to $3.23 per share.

(10) Reflects a weighted average purchase price of $3.22507 per share, at prices ranging from $3.21 to $3.23 per share.

(11) Reflects a weighted average purchase price of $3.22778 per share, at prices ranging from $3.22 to $3.23 per share.

(12) Reflects a weighted average purchase price of $3.22290 per share, at prices ranging from $3.21 to $3.23 per share.

(13) Reflects a weighted average purchase price of $3.21916 per share, at prices ranging from $3.21 to $3.23 per share.

(14) Reflects a weighted average purchase price of $3.22729 per share, at prices ranging from $3.22 to $3.23 per share.

(15) Reflects a weighted average purchase price of 3.22317 per share, at prices ranging from $3.22 to $3.23 per share.